EXHIBIT 99.1

A10 Networks, Inc. Reports Third Quarter 2015 Financial Results
Achieves record revenue driven by enterprise growth and security products and features

SAN JOSE, Calif., October 29, 2015 -- A10 Networks, Inc. (NYSE: ATEN), a technology leader in application networking, today announced financial results for its third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights

•	Record revenue of $50.8 million, up 17 percent year-over-year

•	Record enterprise revenue of $30.4 million, up 15 percent year-over-year

•	Increased cash and cash equivalents to $100.5 million, up from $96.2 million as of June 30, 2015

“We delivered record revenue for the second consecutive quarter and achieved better than expected bottom line results,” said Lee Chen, president and chief executive officer of A10 Networks. “Our security focused portfolio, encompassing our standalone high-end Thunder TPS appliance and Thunder ADC with advanced security features such as SSL Insight and web application firewall, continues to gain traction with customers and partners. We are encouraged by our momentum as we enter the fourth quarter and will remain focused on executing our growth strategy, furthering our technology leadership, and expanding our addressable markets.”

Total revenue for the third quarter grew to a record $50.8 million, up 17 percent when compared with $43.4 million in the third quarter of 2014. On a GAAP basis, A10 Networks reported a net loss for the third quarter 2015 of $9.0 million or $0.14 per share, compared with a net loss of $12.3 million or $0.21 per share in the third quarter of 2014. Non-GAAP net loss for the third quarter of 2015 was $4.4 million or $0.07 per share, compared with a non-GAAP net loss of $8.8 million or $0.15 per share in the third quarter of 2014. A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its third quarter 2015 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its third quarter of 2015 results and outlook for its fourth quarter of 2015. Open to the public, investors may access the call by dialing +1-785-424-1668 or +1-877-876-9175. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-719-457-0820 or +1-888-203-1112 and entering the passcode 123194. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements

This press release contains “forward-looking statements,” including statements regarding our security focused portfolio continuing to gain traction with customers and partners and our ability to execute on our growth strategy, further our technology leadership and expand our addressable markets. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our annual and quarterly reports on file with the SEC. These filings are available on the SEC's website at www.sec.gov and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit a10networks.com and @A10Networks

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Products	$34,990	$31,601	$98,837	$102,140
Services	15,788	11,827	43,494	32,165
Total revenue	50,778	43,428	142,331	134,305
Cost of revenue:
Products	8,529	8,818	23,501	23,655
Services	4,186	2,935	11,601	8,491
Total cost of revenue	12,715	11,753	35,102	32,146
Gross profit	38,063	31,675	107,229	102,159
Operating expenses:
Sales and marketing	25,774	24,651	75,258	70,189
Research and development	13,562	12,342	41,542	35,416
General and administrative	6,892	5,141	20,122	16,035
Litigation expense (benefit)	469	910	1,939	(3,103)
Total operating expenses	46,697	43,044	138,861	118,537
Loss from operations	(8,634)	(11,369)	(31,632)	(16,378)
Other income (expense), net:
Interest expense	(151)	(192)	(382)	(904)
Interest income and other income (expense), net	22	(510)	(167)	(673)
Total other income (expense), net	(129)	(702)	(549)	(1,577)
Loss before provision for income taxes	(8,763)	(12,071)	(32,181)	(17,955)
Provision for income taxes	204	233	497	747
Net loss	(8,967)	(12,304)	(32,678)	(18,702)
Accretion of redeemable convertible preferred stock dividend	—	—	—	(1,150)
Net loss attributable to common stockholders	$(8,967)	$(12,304)	$(32,678)	$(19,852)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.21)	$(0.53)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	62,753	59,913	62,009	44,538

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP net loss	$(8,967)	$(12,304)	$(32,678)	$(18,702)
Stock-based compensation	4,608	3,538	13,246	8,314
Litigation and settlement expense (benefit)	—	—	686	(6,973)
Non-GAAP net loss	$(4,359)	$(8,766)	$(18,746)	$(17,361)
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.15)	$(0.30)	$(0.31)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	62,753	59,913	62,009	56,844

(1) For the nine months ended September 30, 2014, the non-GAAP share counts assume preferred stock was outstanding at December 31, 2013 (as-if converted basis)
(2) In connection with our initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of its outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Weighted average shares used in computing GAAP net loss per share, basic and diluted	62,753	59,913	62,009	44,538
Preferred stock adjustment	—	—	—	12,306
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	62,753	59,913	62,009	56,844

(1) For the nine months ended September 30, 2014, the non-GAAP share counts assume preferred stock was outstanding at December 31, 2013 (as-if converted basis)
(2) In connection with our initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of its outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$100,524	$91,905
Accounts receivable, net of allowances	41,492	54,003
Inventory	17,566	20,701
Prepaid expenses and other current assets	4,918	4,732
Total current assets	164,500	171,341
Property and equipment, net	9,087	10,780
Other long-term assets	4,372	4,859
Total Assets	$177,959	$186,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,182	$8,994
Accrued liabilities	20,960	22,435
Deferred revenue, current	44,352	39,256
Total current liabilities	73,494	70,685
Deferred revenue, non-current	21,986	17,964
Other long-term liabilities	1,541	1,766
Total Liabilities	97,021	90,415
Stockholders’ Equity
Common stock and additional paid-in capital	295,401	278,350
Accumulated deficit	(214,463)	(181,785)
Total Stockholders' Equity	80,938	96,565
Total Liabilities And Stockholders' Equity	$177,959	$186,980

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(32,678)	$(18,702)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,784	7,337
Stock-based compensation	13,246	8,314
Gain on settlement of contractual liability	—	(6,993)
Provision for doubtful accounts and sales allowance	1,575	52
Other non cash items	14	(31)
Changes in operating assets and liabilities:
Accounts receivable, net	11,223	(4,771)
Inventory	922	(6,276)
Prepaid expenses and other assets	(97)	(3,303)
Accounts payable	(1,086)	4,109
Accrued liabilities	(1,510)	4,102
Accrued litigation expenses	18	(6,832)
Deferred revenue	9,118	9,670
Other	104	(197)
Net cash provided by (used in) operating activities	7,633	(13,521)
Cash flows from investing activities:
Purchases of property and equipment	(2,558)	(5,380)
Net cash used in investing activities	(2,558)	(5,380)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	3,238	4,399
Proceeds from initial public offering, net of offering costs	—	121,037
Principal payments on revolving credit facility	—	(20,000)
Other	306	(229)
Net cash provided by financing activities	3,544	105,207
Net increase in cash and cash equivalents	8,619	86,306
Cash and cash equivalents—beginning of period	91,905	20,793
Cash and cash equivalents—end of period	$100,524	$107,099